UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2005

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Stock Incentive Plan

On March 10, 2005, the Board of Directors of Group 1 adopted the Fifth Amendment to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan (the "Fifth Amendment"). The Fifth Amendment amends the 1996 Stock Incentive Plan to provide for the grant of awards of phantom stock units. Phantom stock units are rights to receive shares of common stock (or the fair market value thereof) which vest over a period of time as established by the Compensation Committee. A phantom stock unit will terminate if the recipient’s employment or service as a director or consultant terminates during the applicable vesting period, except as otherwise determined by the Compensation Committee. Payment in respect of settlement of a phantom stock unit may be made in cash, common stock, or a combination thereof. Any payment to be made in cash will be based on the fair market value of the common stock on the payment date or such other date as may be specified by the Compensation Committee. Cash dividend equivalents may be paid during or after the vesting period with respect to a phantom stock unit, as determined by the Compensation Committee. The Compensation Committee may establish other terms and conditions for phantom stock units under the 1996 Stock Incentive Plan. Additional terms of the Fifth Amendment are described in the copy of the Fifth Amendment attached hereto as Exhibit 10.1.

Executive Officer Compensation

Adoption of Bonus Plan. On March 9, 2005, the Compensation Committee of Group 1’s Board of Directors approved the 2005 cash incentive compensation program for our executive officers and certain of our other employees. This program sets the levels of potential bonus compensation payable for 2005 based on the achievement of two separate sets of goals:

• EPS Goals. Under this portion of the bonus program, bonuses are paid based on the achievement of specified levels of earnings per share for 2005, as adjusted in the Compensation Committee’s sole discretion for extraordinary or unusual items included in Group 1’s operating results. Depending on the earnings per share target that is achieved, B.B. Hollingsworth, Jr., our Chairman, President and Chief Executive Officer, and John T. Turner, our Executive Vice President, may earn a bonuses of up to 110% of their base salaries, and Robert T. Ray, our Senior Vice President, Chief Financial Officer and Treasurer, and Joseph C. Herman, our Senior Vice President, Operations, may earn bonuses of up to 60% of their base salaries.

• Individual and Departmental Goals. Under this portion of the bonus program, bonuses are paid based on the achievement of specified individual and/or departmental goals to be established by the Compensation Committee and management. If the goals applicable to such individual are satisfied, each of Messrs. Hollingsworth, Turner, Ray and Herman may earn a bonus of up to 40% of their base salary.

Messrs. Hollingsworth’s, Turner’s, Ray’s and Herman’s base salaries for 2005 are $760,000, $500,000, $365,000 and $365,000, respectively.

Grant of Restricted Stock or Phantom Stock Units. On March 9, 2005, the Compensation Committee approved the grant, effective as of March 14, 2005, of restricted stock or phantom stock units to certain of Group 1’s executive officers and other employees. Each grantee has the option to select whether to receive restricted stock or phantom stock units. Messrs. Hollingsworth, Turner, Ray and Herman were granted 50,000, 33,000, 10,000 and 10,000 restricted stock or phantom stock units, respectively. Mr. Hollingsworth’s restricted stock or phantom stock units vest 25% annually. Mr. Turner’s restricted stock or phantom stock units vest 50% annually. Each of Mr. Ray's and Mr. Herman’s restricted stock or phantom stock units vest 40% on the second anniversary of the date of grant and 20% annually thereafter.

Any unvested restricted stock and any phantom stock units may not be sold or otherwise transferred. In the event that the executive officer’s employment with Group 1 is terminated for any reason other than death or disability, such executive officer shall, for no consideration, forfeit to Group 1 all of his unvested shares of restricted stock or phantom stock units. All unvested restricted stock or phantom stock units held by an executive officer shall vest upon the death or disability of such executive officer. The vested phantom stock units shall be settled in shares of Group 1 common stock upon the applicable officer’s termination of employment with Group 1. Additional terms of the restricted stock are described in the form of Restricted Stock Agreement for Employees attached hereto as Exhibit 10.2. Additional terms of the phantom stock units are described in more detail above under "—Amendment to Stock Incentive Plan" and in the form of Phantom Stock Agreement for Employees attached hereto as Exhibit 10.3.

Director Compensation

Change in Director Compensation. On March 10, 2005, the Board of Directors of Group 1 Automotive, Inc. approved a change to the compensation payable to Group1’s non-employee directors previously described in a Current Report on Form 8-K dated November 17, 2004. As amended, the retainer of restricted stock or phantom stock units payable to each non-employee director will be payable annually rather than in quarterly installments.

Annual Grant of Restricted Stock or Phantom Stock Units. On March 10, 2005, the Board of Directors of Group 1 approved the grant, effective as of March 14, 2005, of $60,000 of restricted stock or phantom stock units to each non-employee director of Group 1. Based on the closing price of Group 1 common stock on March 14, 2005, each non-employee director is entitled to receive 2,189 shares of restricted stock or phantom stock units. Each non-employee director has the option to select whether he shall receive restricted stock or phantom stock units. Any vested phantom stock units held by a director shall be settled in shares of Group 1 common stock upon the termination of such director’s membership on the Board of Directors. Additional terms of the restricted stock are described in the form of Restricted Stock Agreement for Non-Employee Directors attached hereto as Exhibit 10.4. Additional terms of the phantom stock units are described in more detail above under "—Amendment to Stock Incentive Plan" and in the form of Phantom Stock Agreement for Non-Employee Directors attached hereto as Exhibit 10.5.

Item 8.01. Other Events.

On March 10, 2005, the Board of Directors of Group 1 waived the applicability of Group 1’s conflict of interest policy set forth in its Code of Conduct in respect of a proposed transaction between Robert E. Howard II, a director of Group 1, and the Company. The proposed transaction involves the construction by Mr. Howard of a Toyota dealership on a portion of a 12 acre parcel of land owned by Mr. Howard adjacent to Group 1’s Bob Howard Automall, which dealership facilities are leased by the Company from Mr. Howard. The Toyota facility, on which construction is expected to commence in 2006, would be built to suit Group 1’s specifications. Following its construction, Mr. Howard would also lease this facility to Group 1 under a lease agreement having an initial term of10 years. In addition, Group 1 would have the right to extend the term for four successive five year terms. Mr. Howard would fund the development cost of the facility, which is expected to be approximately $3.5 million. Based on appraisals received by Mr. Howard and Group 1, the Company believes the land on which the facility will be situated has a value of approximately $4.2 million. It is anticipated that the initial rent under the lease agreement will be approximately $655,000 per year, subject to increases based upon the increase in the consumer price index during the term of the lease. At this time, no definitive agreements have been executed with Mr. Howard regarding the proposed transaction.

Item 9.01. Financial Statements and Exhibits.

10.1 Fifth Amendment to Group 1 Automotive, Inc. 1996 Stock Incentive Plan
10.2 Form of Restricted Stock Agreement for Employees
10.3 Form of Phantom Stock Agreement for Employees
10.4 Form of Restricted Stock Agreement for Non-Employee Directors
10.5 Form of Phantom Stock Agreement for Non-Employee Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

March 15, 2005	By:	Robert T. Ray

Name: Robert T. Ray
Title: Senior Vice President, Chief Financial Officer & Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Group 1 Automotive, Inc. 1996 Stock Incentive Plan
10.2	Form of Restricted Stock Agreement for Employees
10.3	Form of Phantom Stock Agreement for Employees
10.4	Form of Restricted Stock Agreement for Non-Employee Directors
10.5	Form of Phantom Stock Agreement for Non-Employee Directors